FOR IMMEDIATE RELEASE

XFONE Achieves Strong Fourth Quarter Fiber Growth

Lubbock, TX – March 9, 2011 – XFONE, Inc. (NYSE Amex and TASE: XFN) (“Xfone” or “the Company”) announces results for the three months and year ended December 31, 2010. As a consequence of the Company’s sale of its UK and Israeli Divisions, the results from those subsidiaries are reflected as discontinued operations for all periods presented.

Revenue
Revenue from the Company’s Fiber-To-The-Premise (FTTP) business grew 24.9% to $10.1 million in the year ended December 31, 2010 as compared to approximately $8.1 million in the previous year.  FTTP revenues represented 17.1% of total revenues for the 2010 fiscal year as compared to 13.2% of total revenues for fiscal 2009.

Consolidated revenues for the year ended December 31, 2010 were $58.9 million, a decrease of 4% compared to $61.4 million in 2009, related primarily to anticipated attrition in the residential customers and wholesale business of Xfone’s legacy non-FTTP business.

In the fourth quarter ended December 31, 2010, the Company had revenues of $2.8 million from its FTTP business, as compared to $2.1 million in the fourth quarter of 2009.  FTTP revenues represented 18.7% of total revenues in the fourth quarter of 2010 as compared to 14.1% of total revenues in the fourth quarter of 2009.  On a sequential basis, FTTP revenues showed an increase of 6.5% when compared to the third quarter of 2010.

Consolidated revenues for the fourth quarter of 2010 were $15.0 million, compared to consolidated revenues of $14.9 million in the fourth quarter of 2009.

Customer Expansion
The Company’s total number of FTTP customers as of December 31, 2010 was 5,777 compared to 3,842 FTTP customers as of December 31, 2009.

Following the close of the third quarter of 2010, Xfone began construction of its PRIDE Network in northwestern Texas.  This project is almost entirely financed by $63.7 million in funds from the Federal Broadband Stimulus Program, of which 44.2% is in the form of a grant.

In September, Xfone was selected to receive an additional $36.2 million in Federal funding that will be used to further expand the PRIDE Network to communities in southern Louisiana, of which 49% is in the form of a grant.  When completed, the addition of the combined Texas and Louisiana networks is expected to bring total company-wide FTTP passings to over 50,000.

EBITDAS
EBITDAS (earnings before interest, taxes, depreciation, amortization and stock-based compensation) for the year ended December 31, 2010 was $7.2 million compared to EBITDAS of $6.4 million in 2009.

EBITDAS for the fourth quarter of 2010 was $2.0 million, up sequentially from $1.9 million in the third quarter of 2010 and up 27% from the fourth quarter of 2009.  EBITDAS margin in the quarter ended December 31, 2010 was 13.3% compared to EBITDAS margin of 10.6% for the quarter ended December 31, 2009.

Net Income
The Company had a net loss from continued operations of $5.6 million or $0.27 loss per diluted share, assuming 20,575,344 shares outstanding for the year ended December 31, 2010 compared to a net loss from continued operations of $22.2 million or $1.21 loss per diluted share assuming 18,376,075 shares outstanding for the year ended December 31, 2009.

For the three months ended December 31, 2010 the Company had a net loss from continued operations of $3.6 million or $0.18 loss per diluted share, assuming 20,575,344 shares outstanding compared to a net loss from continued operations of $21.0 million or $1.14 loss per diluted share assuming 18,376,075 shares outstanding in the same prior year period.

Net financing expense was $5.7 million in the year ended December 31, 2010 compared to $3.7 million in the year ended December 31, 2009, primarily attributed to the effect of fluctuations in the exchange rate of the New Israeli Shekel (NIS) on the Company’s Bonds, which are payable in NIS.

Net financing expense was $2.1 million in the three months ended December 31, 2010 compared to $0.3 million in the three months ended December 31, 2009, primarily attributed to the effect of fluctuations in the exchange rate of the New Israeli Shekel (NIS) on the Company’s Bonds, which are payable in NIS.

Mr. Guy Nissenson, Xfone’s President and CEO, commented, “2010 demonstrated solid revenue growth in our fiber business attributed primarily to the completion of our build-out in the Levelland market where we have steadily increased our customer base.  FTTP business has driven improved margins and has more than offset the attrition we’ve seen in our legacy residential copper network, which was anticipated.  Importantly, we also managed our expenses well and have been successfully paying down our financial debt from cash flow.”

Click Here to View FTTP Trendline Charts or http://www.xfone.com/press_20110309_fttp_trendline.html

Levelland Market Progress

Levelland is an important market for Xfone because management believes that it provides a template for the larger, fully funded PRIDE network roll-out that commenced in 2010.

Total revenues in Levelland grew 27% sequentially to $636 thousand for the fourth quarter. Average Revenue Per User (ARPU) for all of our fiber markets is approximately $350 per month for business customers and $88 per month for residential customers.

Outlook for PRIDE Network

The PRIDE Network is a large broadband roll-out in Texas and Louisiana being funded by $99.9, million comprised of a combination of grants and low cost loans through the Federal Stimulus Act.  Xfone commenced building the network in 2010 and is making progress toward meeting our construction timeline.

The PRIDE Network is expected to be 18 times the size of Levelland for business customers and 5 times its size in terms of residential customers.  Based on current Levelland ARPU, PRIDE Network’s total market potential is approximately 7.5 times the size of Levelland.

In order to help investors understand the potential growth and profitability profile of the PRIDE Network roll-out over the next three years, the below table applies the Levelland project’s current metrics to the PRIDE Network projects.  The table assumes Levelland’s current billed and provisioned customer penetration of approximately 40% (although the sold customer base is higher) and assumes no additional sales growth beyond the current penetration.  It is important to note that Xfone believes it is on track to achieve its 69% market penetration target in Levelland. The figures in the table also assume Levelland’s current ARPU, straight line growth and are based on the current build-out schedule of PRIDE Network.  These should not be viewed as projections, but as an analysis to help investors understand what will happen if PRIDE Network achieves the same success rate at up to the same current penetration rate as Levelland.

Year	Potential RUS Funded Projects contribution to Revenues Based On Levelland Metrics	RUS Funded Projects potential contribution to EBITDAS Assuming Targeted 40-50% EBITDAS Margins
2011	$4.5M	$1.8M - $2.25M
2012	$16.0M	$6.4M - $8.0M
2013	$25.0M	$10.0M - $12.5M

Xfone expects to complete the PRIDE network build-out by the end of 2012, with the first major communities completed during the second quarter of 2011.

It is important to note that the above table does not include the financial contribution from Xfone’s legacy copper business as well as Lubbock, TX FTTP revenues which, on a combined basis, accounted for a majority of Xfone’s revenue and EBITDAS in fiscal 2010.

Mr. Guy Nissenson continued, “We have learned a tremendous amount from rolling out fiber in the Lubbock, and more recently the Levelland and Smyer markets.  The PRIDE build-out is well underway, and we received a large initial commitment from a major customer a few days ago.  It is an exciting time at the Company and we are confident about our execution capabilities to bring state of the art broadband to these new markets.”

Conference Call:

The Company will host a conference call on March 9, 2011 at 10:00 a.m. Eastern Time to discuss its financial results. The conference call may be accessed in the U.S. and Canada by dialing toll-free 1-877-407-8035.  International callers may access the call by dialing 1-201-689-8035.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing 1-877-660-6853 and international callers may dial 1-201-612-7415.  Callers must enter account number 286 and conference number 368684.

To access the live webcast, log onto the Xfone website at http://www.xfone.com. The webcast can also be accessed at http://www.InvestorCalendar.com.  An online replay will be available shortly after the call.

About XFONE, Inc.

Xfone is a provider of high speed broadband services, including Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers in northern Texas and southeastern Louisiana.  Xfone's Fiber-To-The-Premise (FTTP) network provides one of the fastest internet connections available.  The Company currently has operations in Texas, Mississippi and Louisiana and also serves customers in Arizona, Colorado, Kansas, New Mexico and Oklahoma.  For the company's website, please visit: www.xfone.com.

In addition to disclosing financial measures prepared in accordance with Accounting Principles Generally Accepted in the US (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP EBITDAS (non-GAAP earnings before interest, taxes, depreciation, amortization and stock-based compensation, other expenses and non-recurring loss). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP EBITDAS. First, these non-GAAP financial measures exclude depreciation and amortization expenses that are recurring and significant non-recurring expenses. First, Depreciation and amortization have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Third, there is no assurance we will avoid further non-recurring costs associated with other balance sheet items. Our management compensates for these limitations by providing specific reconciliation of GAAP amounts to these non-GAAP financial EBITDAS and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. Readers should note the chart at the end of this release which sets forth how we calculate the non-GAAP EBITDAS.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

Investor Relations Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@xfone.com

Xfone, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues
Services on Fiber-To-The-Premise network	$2,804,852	$2,101,492	$10,092,894	$8,082,963
Leased local loop services and other	12,173,303	12,759,578	48,850,815	53,327,066

Total Revenues	14,978,155	14,861,070	58,943,709	61,410,029

Operating expenses
Cost of Services (excluding depreciation and amortization shown below)	7,725,351	7,535,030	29,079,801	31,683,049
Selling, general and administrative	5,394,822	5,779,547	23,282,049	23,881,291
Depreciation and amortization	1,285,544	1,246,861	4,453,871	3,776,759
Non- recurring loss	-	21,441,485	-	21,441,485

Total operating expenses	14,405,717	36,002,923	56,815,721	80,782,584

Operating profit (loss)	572,438	(21,141,853)	2,127,988	(19,372,555)

Other Income (Expense)
Financing expenses, net	(2,111,216)	(322,094)	(5,708,491)	(3,732,519)
Other expenses	(277,045)	(156,486)	(730,093)	(475,531)

Loss from continued operations before taxes and non-controlling interest	(1,815,823)	(21,620,433)	(4,310,596)	(23,580,605)

Income tax benefit (expense)	(694,705)	119,926	(191,399)	123,977

Net loss from continued operations	(2,510,528)	(21,500,507)	(4,501,995)	(23,456,628)

Income (loss) from discontinued operations in the United Kingdom and Israel, before taxes	(46,296)	580,337	(908,740)	1,252,269

Capital gain from the disposal of the discontinued operations in the United kingdom and Israel	(1,057,038)	-	160,336	-

Income tax expense on discontinued operations in the United Kingdom and Israel	-	75,333	(189,295)	45,797

Net loss	(3,613,862)	(20,844,837)	(5,439,694)	(22,158,562)

Less: Net loss attributed to non-controlling interest (related to discontinued operations)	-	(102,188)	(136,786)	(20,870)

Net income (loss) attributed to shareholders	$(3,613,862)	$(20,947,025)	$(5,576,480)	$(22,179,432)

Basic and diluted income (loss) per share:
Income (loss) from continued operations	$(0.122)	$(1.170)	$(0.220)	$(1.276)
Income (loss) from discontinued operations	(0.054)	(0.030)	(0.052)	0.069
Basic and diluted income (loss) per share	$(0.176)	$(1.140)	$(0.272)	$(1.207)

Basic and diluted weighted average number of shares outstanding:	20,503,350	18,376,075	20,503,350	18,376,075

Reconciliation of EBITDAS to Net income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated
Statements of Operations for Xfone, Inc.

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss) attributed to shareholders	$(3,613,862)	$(20,947,025)	$(5,576,480)	$(22,179,432)

Depreciation and amortization	1,285,544	1,246,861	4,453,871	3,776,759
Compensation in connection with the issuance of warrants and options	135,069	27,855	647,094	589,219
Non- recurring loss	-	21,441,485	-	21,441,485
Financing expense, net	2,111,216	322,094	5,708,491	3,732,519
Other expenses	277,045	156,486	730,093	475,531
Net loss (income) attributed to non-controlling interest	-	102,188	136,786	20,870
Income tax expense (benefit)	694,705	(119,926)	191,399	(123,977)
Loss (income) from discontinued operations, after taxes	1,103,334	(655,670)	937,699	(1,298,066)

EBITDAS	$1,993,051	$1,574,348	$7,228,953	$6,434,908